Exhibit 99.1

        INVESTOR PRESENTATION MATERIALS, PART I, DATED DECEMBER 4, 2002

NASADAQ: TCAM                                                        WINTER 2002

                            [LOGO] TRANSPORT AMERICA

                          DRIVING TO EXCEED EXPECTIONS
--------------------------------------------------------------------------------
                             INVESTMENT OPPORTUNITY

o    OPERATIONAL EXCELLENCE is gaining momentum

     * Ongoing business process reviews have resulted in organization-wide cost reduction and increased operational efficiency

     * Implementation of technology has streamlined operations and reduced administrative costs

          o Average annual revenue per non-driver employee increased from $549,000 at September 2001 to $587,000 at September 2002

o    Impressive management team driving ORGANIZATIONAL EXCELLENCE

o    Commitment to CONSISTENT PROFITABLE GROWTH

     * Revenue per tractor per week increased 5.7% in 2002 ($2,531 in 2001 vs. $2,675 in 2002)

     * Q3 dead-head percentage decreased from 12.4% in 2001 to 11.3% in 2002

     * New systems allow the company to evaluate specific customer and lane profitability

o    Commitment to DEBT REDUCTION

     * Reduced debt from $146 million at March 2000 to $75.8 million at September 2002

     * Ten consecutive quarters of debt reduction

o Outstanding PERFORMANCE AWARDS from Best Buy, FedEx, S.C. Johnson and United Sugars proves customer focus

MARKET DATA - NOVEMBER 15

RECENT PRICE                            $4.72
52-WEEK RANGE                    $4.45 - 7.39
SHARES OUTSTANDING                       7.26M
MARKET CAPITALIZATION                   34.8M
INSTITUTIONAL OWNERSHIP                  4.43M
BOOK VALUE/SHARE                        $8.46
DEBT/TOTAL CAP.                          1.3X
EBITDA/SHARE (TTM) @ 9/30/02            $4.74*
*PRIOR TO IMPARIMENT CHARGE


TRANSPORT CORPORATION OF AMERICA, INC. (TCAM) provides a wide range of truckload carriage and logistics services in various lengths of haul in the United States and parts of Canada.

The Company has designed its business to provide high-quality, customized transportation and logistics services that allow it to be a preferred partner or core carrier to major shippers.

TCAM serves as an integral part of the distribution system of many of its major customers, including Hon Company, 3M Company, Toys-R-Us, Federal Express, Ford Motor Company, General Mills, P.P.G. Industries, Ashley Furniture, S.C. Johnson & Sons and United Sugars Corp.

TCAM's customers require time-definite pickup and delivery to support just-in-time inventory management, specialized equipment, such as temperature-controlled trailers, trailers designed to support decking, multi-stop loading and unloading, and sophisticated electronic transaction capabilities to automate the exchange of order, load, and billing data.

TRANSPORT AMERICA also provides logistics services by arranging transportation for customers with other third-party transportation providers.

To support these complex customer requirements and deliver logistics services cost-effectively, TCAM has developed a sophisticated information management system which it believes makes it a technological leader in the industry.

NASADAQ: TCAM                                                        WINTER 2002

                                COMPANY OVERVIEW



Based in the Minneapolis - St. Paul metropolitan area, TRANSPORT CORPORATION OF AMERICA, INC., provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Operations commenced in 1984.

Transportation is typically a leading indicator and, therefore, may be one of the first industries to benefit from a recovery. Also, as the business model in this industry is highly scalable, incremental revenue does not necessarily lead to a corresponding increase in fixed costs, which may have an immediate positive impact on profitability. In the past two and a half years, the number of carriers has been significantly reduced, tightening capacity and placing TCAM in a position of strength.

TCAM focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and information systems.

TCAM serves as an integral part of the distribution system of many of its major customers, including:

o        Hon Company
o        3M Company
o        Toys-R-Us
o        Federal Express
o        Ford Motor Company
o        General Mills
o        P.P.G. Industries
o        Polaris Industries
o        S.C. Johnson & Sons
o        United Sugars Corp.
o        Eagle Global Logistics
o        Dupont
o        Ashley Furniture
o        Arctic Cat
o        Target Corporation
o        Wal-Mart/Sam's Club
o        Anderson Windows
o        Golden Valley Foods

The principal categories of freight hauled are department-store merchandise, grocery, industrial, consumer, paper products, and expedited services. During 2001, TCAM's largest 5, 10, and 25 customers accounted for approximately 40%, 59%, and 76%, respectively, of operating revenues.

The Company's largest customer, Sears, Roebuck & Co., which accounted for approximately 12 percent of operating revenues in 2001, informed the Company it would not renew contracts expiring in 2002. Management has estimated that the effect in 2002 would be a loss of revenues approximating $16 million.

TCAM's management has done a good job of replacing this revenue, and third quarter mileage was actually higher than a year ago. If Sears had been in the third quarter of 2002, revenue would have increased approximately seven percent compared with a year ago.

During the five-year period ended December 31, 2001, the Company increased its revenues at a compounded annual growth rate of 10.8 percent.


                                  [PIE CHART]


                                Transport America
                             Freight Hauled by Type

            Dept. Store Mer.                                     8.6%
            Paper                                                1.0%
            Grocery                                             30.6%
            Industrial                                          13.8%
            Express                                              9.8%
            Cont. and Pack.                                      0.0%
            Office & Home                                       12.5%
            Auto                                                 6.9%
            Building                                             4.0%
            3rd Party Log.                                       7.5%
            Rec Veh.                                             4.1%
            Misc.                                                1.4%
                                                          -----------
                                                              100.00%
                                                          ===========

NASADAQ: TCAM                                                        WINTER 2002

                THREE STRATEGIC PRIORITIES -- PROFITABLE GROWTH


TCAM's previous operational strategy had been "get the customer no matter where the lane is." In a dramatic change, current priorities focus on building lane density, which will afford the Company margin expansion opportunities. Software is now heavily relied upon to dissect customers and lanes for operating efficiency and to develop programs to drive accountability to the field personnel, providing management with real-time analytical tools to better manage the business.

TCAM's Profitable Growth Strategy took an early hit with the announcement of the Sears loss, which accounted for approximately 12 percent of operating revenues in 2001. Despite that loss, however, the Company has been able to hold revenues equal to a year ago through the first nine months of 2002. On a comparative basis, in the third quarter just completed, revenues would have been seven percent higher than 2001 had Sears remained in the portfolio.

Moreover, the current mix of business is better aligned with TCAM's focus to improve the density and balance of its primary lanes of traffic. No longer pursuing business for the sake of revenue alone, new and existing business must meet network standards for headhaul or backhaul synergies.

Integral to this change in revenue growth strategy is a technology called STRATEGIC PROFITABILITY ASSESSMENT, commonly referred to as the acronym SPA. It provides the Company with the capability to assess customer profitability by lane. Helping TCAM to better manage regional density and rates, the technology has also permitted the Company to decentralize accountability for customer profitability to its regional sales personnel, who are working towards achieving specific operating ratio targets for new and existing customers.

In order to maintain current customers and its reputation for outstanding customer service in the industry, Transport America's Chairman, President and CEO, Michael Paxton, has visited


35 of the company's top 50 customers. TCAM's service levels have continued to improve and now stand at 98 - 99% on-time performance for its total customer base.

This performance record is supported by five prestigious awards received by the company in the last six months:

o BEST BUY QUALITY PARTNERSHIP AWARD for 2002. This was the first time that this award was given to a carrier that has been in the Best Buy portfolio for less than a year

o FEDEX CARRIER OF THE YEAR and OUTSTANDING PERFORMANCE for maintaining above 99% service goal

o    S.C. JOHNSON SOUTHEAST CARRIER OF THE YEAR for 2001

o    UNITED SUGAR CARRIER OF THE YEAR for 2001-2002

TCAM was built on superior customer service, and this will continue to be a cornerstone of the company's success.


                                  [LINE GRAPH]

                                Transport America
                                  Empty Miles %

                                                   2002        2001
                                                   ----        ----
           January                                13.20%      13.40%
           February                               12.40%      12.50%
           March                                  12.50%      12.10%
           April                                  12.20%      12.60%
           May                                    11.90%      12.90%
           June                                   11.30%      12.30%
           July                                   11.80%      13.00%
           August                                 11.20%      12.30%
           September                              10.80%      12.10%




DRIVING TO EXCEED EXPECTATIONS           3             TRANSPORT CORP OF AMERICA

NASADAQ: TCAM                                                        WINTER 2002

              THREE STRATEGIC PRIORITIES -- OPERATIONAL EXCELLENCE

Internal organizational processes and fleet productivity are the focus of TRANSPORT AMERICA'S Operational Excellence initiative. Whether it is driving efficiency to the cab, or in the back office, management is taking a very focused approach to introduce technology throughout the organization.

Business Process Reengineering Teams have concentrated on order cycle, from inception of a tendered load to driver settlement; implementation of new business; rate communications; and customer complaint resolution, making changes in each area as warranted.

Additionally, the company initiated a pilot study in its Operations group to focus on driver ownership and better teamwork among customer service representatives, planners and fleet managers. Plans are underway to capture the benefits of the project for the entire organization.

On an external basis, TCAM has been focusing on better network balance, leading to lower deadhead miles and better utilization of assets. And those efforts are beginning to pay off:

o    Total miles for the first nine months of 2002 increased four percent over
     2001

o    Average length of haul increased nearly five percent

o    Deadhead decreased by 70 basis points

o    During the month of September 2002, deadhead was 130 basis points below
     2001

Moreover, the Company's maintenance facilities are being turned into profit centers by offering maintenance programs to its independent contractor fleet. TCAM is also evaluating its overall Service Center structure to insure that it fully supports the future density and network balance requirements of its system.

TCAM reopened its driver training school in April 2002 and is beginning to see net gains in new drivers to the fleet. Through an accelerated advertising campaign and an incentive program with its current drivers to recruit for TRANSPORT AMERICA, management believes driver availability will ease in the fourth quarter of 2002.

The final area of focus in its Operational Excellence strategy is TCAM's investment in Information Technology. With over 40 projects on its "to do" list, management streamlined priorities to fifteen projects based on an ROI hurdle rate. Over half of these projects are now completed.

One example is the Company's Imaging Project for Driver Trip Documents. This investment in Information Technology not only reduced errors through less handling of paperwork, but has reduced overhead costs and improved cash flows.

Additionally, TCAM has implemented a Fuel and Routing Program integrated with Transcom (the company's new Oracle-based transportation management platform) to reduce out-of-route miles and improve fuel costs. Preliminary results have been encouraging.

Finally, the company is implementing a Driver and Load Optimizer program for its operations group, with estimated benefits in both reduced deadhead and better fleet utilization. As each project is completed, it is replaced with another opportunity for the organization.

TCAM's business model is very sensitive to operating expense levels, and even modest savings can drive home meaningful dollars. Through programs like these, TCAM has been able to reduce headcount by about 15 percent in the last two years.


                                  [BAR CHART]

                                Transport America
                           Revenue per tractor / week

                                           2002        2001
                                           ----        ----
                  Q1                      $2,594      $2,492
                  Q2                      $2,689      $2,529
                  Q3                      $2,746      $2,690


                            REVENUE PER TRACTOR/WEEK

DRIVING TO EXCEED EXPECTATIONS           4             TRANSPORT CORP OF AMERICA

NASADAQ: TCAM                                                        WINTER 2002

             THREE STRATEGIC PRIORITIES -- ORGANIZATIONAL EXCELLENCE

TCAM's management has moved aggressively on its third strategic priority - Organizational Excellence. The addition of Rick Lane in May to Vice President Sales - National Accounts was a key step in the creation of a powerful management team. A 20-plus year veteran of the industry, Mr. Lane has moved quickly to build relationships with existing customers, add new business, mentor the sales organization, and team with operations to improve lane balance.

The final phase of TCAM's reorganization was just completed in November of 2002. Ron Kipp, a 25-year veteran of Schneider Transportation, has joined Transport America as Vice President of Operations. Mr. Kipp holds an MBA from the University of Chicago and will oversee Transport America's entire customer service and operational management activities.

--------------------------------------------------------------------------------
                               COMPANY MANAGEMENT
--------------------------------------------------------------------------------


MICHAEL J. PAXTON, President and Chief Executive Officer of Transport America since November 2001; President and Chief Executive Officer of Sunbeam Health and Safety Company (a manufacturer of home safety and health products and a subsidiary of Sunbeam Corporation) from September 1998 to November 2001; Chairman, President and Chief Executive Officer of O-Cedar Brands, Inc. from January 1996 to September 1998; President and Chief Executive Officer of Haagen-Dazs Company, Inc. from 1992 through 1995; President of the Baked Goods Division of Pillsbury Company from 1989 to 1992.


KEITH R. KLEIN, Chief Financial Officer of Transport America since July 1999, and Chief Information Officer since March 2001. From 1997 to July 1999, Mr. Klein was founder and owner of a financial consulting firm. From 1990 to 1997, he served in various positions at Deluxe Corporation, most recently as Vice President and Corporate Controller. From 1985 to 1990, Mr. Klein was employed in the audit division of Deloitte & Touche. Mr. Klein has an MBA (Executive Program) from the University of Minnesota.


RICHARD R. LANE, Vice President Sales - National Accounts, joined Transport America in May 2002. Mr. Lane has held a variety of operations and sales management positions with several regional and long haul carriers. He was the Managing General Partner of Transport Resource and Compliance, a transportation consulting and brokerage firm. Prior to joining TCAM, Mr. Lane served in a variety of sales management positions with Covenant Transport, the last being as Vice President Sales - National Accounts.


RONALD C. KIPP, Vice President - Operations, joined Transport America in October 2002. Mr. Kipp spent 24 years in various positions with Schneider National, Inc. including Vice President of Operations and Vice President of Sales for Schneider Specialized Carriers, Inc. Mr. Kipp served in the U.S Air Force from 1968 to 1978, and holds a Masters of Business Administration from the University of Chicago.



DRIVING TO EXCEED EXPECTATIONS           5             TRANSPORT CORP OF AMERICA

NASADAQ: TCAM                                                        WINTER 2002

                                INCOME STATEMENT

                     Transport Corporation of America, Inc.
                      Consolidated Statements of Operations
               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                                               Three months ended             Nine months ended
                                                                  September 30,                  September 30,
                                                              2002            2001            2002            2001
                                                           -----------     -----------     -----------     -----------
     Operating revenues                                    $    69,002     $    70,333     $   204,054     $   205,835

     Operating expenses:
       Salaries, wages, and benefits                            19,574          21,462          60,232          61,085
       Fuel, maintenance, and other expenses                     9,639          10,707          28,749          30,694
       Purchased transportation                                 24,310          21,636          67,987          66,167
       Revenue equipment leases                                    251              37             582              69
       Depreciation and amortization                             6,760           7,448          20,870          22,522
       Insurance, claims and damage                              2,527           2,117           8,622           6,706
       Taxes and licenses                                        1,188           1,411           3,774           3,912
       Communications                                              634             703           2,013           2,047
       Other general and administrative expenses                 2,294           2,139           6,567           6,761
       Impairment of revenue equipment                               0               0           4,741               0
       (Gain) loss on sale of property and equipment               (14)             65             (22)            124
     Total operating expenses                                   67,163          67,725         204,115         200,087
     Operating income (loss)                                     1,839           2,608             (61)          5,748
     Interest expense                                            1,356           1,811           4,283           5,573
     Interest income                                               (50)            (19)            (55)            (26)
                                                           -----------     -----------     -----------     -----------
     Interest expense, net                                       1,306           1,792           4,228           5,547
                                                           -----------     -----------     -----------     -----------
     Earnings (loss) before income taxes and cumulative
       effect of change in accounting principle                    533             816          (4,289)            201

     Provision (benefit) for income taxes                          279             338          (1,928)             99
                                                           -----------     -----------     -----------     -----------
     Earnings (loss) before cumulative effect
       of change in accounting principle                           254             478          (2,361)            102

     Cumulative effect of change in
       accounting principle, net of tax effect                       0               0         (16,694)              0
                                                           -----------     -----------     -----------     -----------
     Net earnings (loss)                                           254             478         (19,055)            102
                                                           ===========     ===========     ===========     ===========

     Net earnings (loss) per share - basic:
       Before cumulative effect of change
         in accounting principle                           $      0.04     $      0.07     $     (0.33)    $      0.01
       Cumulative effect of change in
         accounting principle, net of tax effect                    --              --           (2.30)             --
                                                           -----------     -----------     -----------     -----------
       Net earnings (loss) per share                       $      0.04     $      0.07     $     (2.63)    $      0.01
                                                           ===========     ===========     ===========     ===========

     Net earnings (loss) per share - diluted
       Before cumulative effect of change
         in accounting principle                           $      0.03     $      0.07     $     (0.33)    $      0.01
       Cumulative effect of change in
         accounting principle, net of tax effect                    --              --           (2.30)             --
                                                           -----------     -----------     -----------     -----------
       Net earnings (loss) per share                       $      0.03     $      0.07     $     (2.63)    $      0.01
                                                           ===========     ===========     ===========     ===========

     Average common shares outstanding:
       Basic                                                 7,256,152       7,202,184       7,244,934       7,194,569
       Diluted                                               7,285,709       7,218,022       7,244,934       7,203,809


DRIVING TO EXCEED EXPECTATIONS           6             TRANSPORT CORP OF AMERICA

NASADAQ: TCAM                                                        WINTER 2002

                                  BALANCE SHEET

                     Transport Corporation of America, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)

                                                     September 30,  December 31,
ASSETS                                                   2002          2001
                                                      ---------      ---------
                                                     (Unaudited)
Current assets:
  Cash and cash equivalents                           $     578      $   1,107
  Trade accounts receivable, net                         30,333         26,864
  Other receivables                                       2,822          1,590
  Operating supplies - inventory                          1,117          1,196
  Deferred income tax benefit                             4,057          3,474
  Prepaid expenses                                        2,805          1,801
                                                      ---------      ---------
Total current assets                                     41,712         36,032

Property and equipment:
  Land, buildings, and improvements                      17,624         17,860
  Revenue equipment                                     204,163        227,149
  Other equipment                                        24,100         24,162
                                                      ---------      ---------
  Total property and equipment                          245,887        269,171
  Less accumulated depreciation                        (101,512)      (100,203)
                                                      ---------      ---------
    Property and equipment, net                         144,375        168,968
Other assets
  Other assets, net                                       2,736          2,030
  Goodwill, net                                               0         24,366
                                                      ---------      ---------
Total other assets, net                                   2,736         26,396
                                                      ---------      ---------
Total assets                                          $ 188,823      $ 231,396
                                                      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                $  15,989      $  14,111
  Current maturities of capital lease obligations         5,821          4,244
  Accounts payable                                        5,821          5,873
  Checks issued in excess of cash balances                  794          1,118
  Due to independent contractors                          2,433          1,496
  Accrued accident and claim liability                    6,286          5,288
  Accrued expenses                                        9,377          9,207
                                                      ---------      ---------
Total current liabilities                                46,521         41,337

Long-term debt, less current maturities                  35,749         51,077
Capital lease obligations, less current maturities       18,267         23,019

Deferred income taxes                                    26,597         35,516

Shareholders' equity:
  Common stock                                               72             72
  Additional paid-in capital                             30,502         30,205
  Retained earnings                                      31,115         50,170
                                                      ---------      ---------
Total shareholders' equity                               61,689         80,447
                                                      ---------      ---------
Total liabilities and shareholders' equity            $ 188,823      $ 231,396
                                                      ---------      ---------


DRIVING TO EXCEED EXPECTATIONS           7             TRANSPORT CORP OF AMERICA

NASADAQ: TCAM                                                        WINTER 2002


                            [LOGO] TRANSPORT AMERICA

                         DRIVING TO EXCEED EXPECTATIONS

                              CONTACT INFORMATION
                                   KEITH KLEIN
                                Transport America
                            Chief Financial Officer
                                  651.686.2558




                                   SAFE HARBOR

STATEMENTS INCLUDED IN THIS PROFILE, ELSEWHERE IN FUTURE FILINGS BY THE COMPANY WITH THE SEC, IN THE COMPANY'S PRESS RELEASES, AND IN ORAL STATEMENTS MADE WITH THE APPROVAL OF AN AUTHORIZED EXECUTIVE OFFICER WHICH ARE NOT HISTORICAL OR CURRENT FACTS, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS AND THOSE PRESENTLY ANTICIPATED OR PROJECTED. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. THE FOLLOWING IMPORTANT FACTORS, AMONG OTHER THINGS, IN SOME CASES HAVE AFFECTED AND IN THE FUTURE COULD AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE THE COMPANY'S ACTUAL FINANCIAL PERFORMANCE TO DIFFER MATERIALLY FROM THAT EXPRESSED IN ANY FORWARD-LOOKING STATEMENT: (1) THE HIGHLY COMPETITIVE CONDITIONS THAT CURRENTLY EXIST IN THE COMPANY'S MARKET AND THE COMPANY'S ABILITY TO COMPETE, (2) THE COMPANY'S ABILITY TO RECRUIT, TRAIN, AND RETAIN QUALIFIED DRIVERS, (3) INCREASES IN FUEL PRICES, AND THE COMPANY'S ABILITY TO RECOVER THESE COSTS FROM ITS CUSTOMERS, (4) CHANGES IN GOVERNMENTAL REGULATIONS APPLICABLE TO THE COMPANY'S OPERATIONS, (5) ADVERSE WEATHER CONDITIONS, (6) ACCIDENTS, (7) THE MARKET FOR USED REVENUE EQUIPMENT, (8) CHANGES IN INTEREST RATES, (9) COST OF LIABILITY INSURANCE COVERAGE, AND (10) DOWNTURNS IN GENERAL ECONOMIC CONDITIONS AFFECTING THE COMPANY AND ITS CUSTOMERS. THE FOREGOING LIST SHOULD NOT BE CONSTRUED AS EXHAUSTIVE, AND THE COMPANY DISCLAIMS ANY OBLIGATION SUBSEQUENTLY TO REVISE OR UPDATE ANY PREVIOUSLY MADE FORWARD-LOOKING STATEMENTS. UNANTICIPATED EVENTS ARE LIKELY TO OCCUR.